Bionano Reports First Quarter 2024 Results and Highlights Recent Business Progress
•Q1 2024 revenue was $8.8 million, which represents an 18% increase over Q1 2023
•Total installed base of 347 optical genome mapping (OGM) systems as of Q1 2024, which represents a 34% increase over Q1 2023
•Sold 8,249 nanochannel array flowcells in Q1 2024, which represents a 58% increase over the number of flowcells sold in Q1 2023
•Efforts to reduce cash burn and operating expense continued with the March 2024 announcement of expanded cost savings initiatives; since the initial cost savings initiative announced in May 2023, the Company plans to have reduced headcount by approximately 200 people by the end of Q2 2024 and to have reduced annualized non-GAAP operating expenses by about $65.0 to $75.0 million by Q1 2025
•Conference call today, May 8th, 2024, at 4:30 PM ET
SAN DIEGO, May 8, 2024 (GLOBE NEWSWIRE) — Bionano Genomics, Inc. (Nasdaq: BNGO) today reported financial results for the first quarter ended March 31, 2024.
Recent Highlights
•Announced a strategic partnership with Hangzhou Diagens Biotechnology Co., Ltd. (Diagens), an assisted reproductive technology company based in China; the joint endeavor aims to commercialize the first ever cytogenetic workflow that integrates OGM plus artificial intelligence (AI) chromosome karyotype analysis for clinical use in reproductive health.
•Announced a registered direct offering priced at-the-market under Nasdaq rules, with gross proceeds to the Company of approximately $10 million, before deducting the placement agent’s fees and other offering expenses payable by the Company; funds will be used for general corporate purposes.
•Advancements to the Company’s suite of comprehensive software analysis tools for cancer are planned for May 2024; enhancements include a novel aneusomy caller feature, Phred-like quality scores for detected variants, enhanced visualization with VIA circos plots, and customizable reporting options.
•Additional updates and improvements to the Company’s end-to-end workflow are underway, with a pre-commercial version of the Ionic® Purification System for isolation of DNA for OGM analysis to be evaluated at 3 customer sites and the full commercial launch anticipated for the third quarter of 2024; improvements to data analysis processing time on the Stratys™ Compute, a high-performance workstation developed in collaboration with NVIDIA, are anticipated for the third quarter of 2024.
•Published an implementation study which compared OGM to traditional cytogenetic methods for the detection of structural variants (SVs) in bone marrow aspirate samples; results showed that OGM detected variants that were missed by traditional methods, and that targeted Cas9-directed nanopore sequencing was able to validate the variants detected with OGM and define the breakpoints at the base pair level efficiently and at high resolution
•Reiterated full year 2024 revenue guidance of $37.0 to $41.0 million; revenue for the second quarter of 2024 is expected to be $7.8 to $8.2 million.
Q1 2024 Highlights
•Continued efforts to reduce cash burn and operating expense with the March 2024 announcement of expanded cost savings initiatives; since the initial cost savings initiative announced in May 2023, the Company plans to have reduced headcount by approximately 200 people by the end of the second quarter of 2024 and to have reduced annualized non-GAAP operating expenses by about $65.0 to $75.0 million by the first quarter of 2025.
•Installed base of OGM systems totaled 347 at the end of the first quarter of 2024, which represents a 34% increase over the 259 installed systems reported at the end of the first quarter of 2023.
•8,249 nanochannel array flowcells sold during the first quarter of 2024, which represents an increase of 58% over the 5,226 flowcells sold during the first quarter of 2023.
•Key publications support OGM’s utility:
◦In a study on hereditary breast and ovarian cancer syndrome, researchers used OGM to detect SVs in tumors that may be linked to mutated genes and altered signaling pathways, which may correlate to tumor progression, prognosis and chemotherapy resistance. OGM also detected chromothripsis events and novel gene fusions in cancer tissues with high accuracy, including novel gene fusions that were not detected by other methods.
◦A peer-reviewed publication in Cancers found that that the use of OGM for SV detection combined with drug sensitivity data for the same samples can identify potentially pathogenic SVs that may be drivers of drug sensitivity or resistance.
“We are pleased with our Q1 2024 results, which include significant growth in year-over-year revenue, expansion in the OGM system installed base, and advances to our end-to-end workflow,” commented Erik Holmlin, PhD, president and chief executive officer of Bionano. “Our focus remains on strengthening the company's long-term growth profile. As a part of our ongoing evolution, we are continuing to execute on cost savings and strategic productivity initiatives intended to allow us to be more focused and agile, drive efficiency across the company, and prioritize investing in opportunities where we see the greatest potential to increase global adoption and utilization of OGM.”

Q1 2024 Financial Results
•Total revenue for the first quarter of 2024 was $8.8 million, an increase of 18% compared to the first quarter of 2023.
•GAAP gross margin for the first quarter of 2024 was 32%, compared to 28% from the first quarter of 2023. First quarter 2024 non-GAAP1 gross margin was 34%, compared to 30% from the first quarter of 2023. First quarter 2024 non-GAAP gross margin excludes $128,000 in stock-based compensation and $11,000 of restructuring expense.
•First quarter 2024 GAAP operating expense was $33.9 million, and $24.7 million on a non-GAAP basis. Non-GAAP operating expense in the first quarter of 2024 excludes restructuring costs, stock-based compensation, and other adjustments as detailed in the reconciliation table accompanying this press release. In the first quarter of 2023, GAAP operating expense was $39.9 million and $33.6 million on a non-GAAP basis. First quarter 2023 GAAP to non-GAAP reconciliation can be found in the same table in this release.
•Cash, cash equivalents, and available-for-sale securities were $53.2 million as of March 31, 2024 compared to cash, cash equivalents and available-for-sale securities of $102.3 million as of December 31, 2023. As of March 31, 2024, $24.8 million was subject to certain restrictions compared to $35.5 million as of December 31, 2023. The $24.8 million subject to certain restrictions is reduced as we pay down the outstanding principal amount on our debt.
•Raised $15.1 million in net proceeds in the first quarter of 2024 through our ATM facility.
•The change in total cash balance from December 31, 2023 to March 31, 2024 consists of $19 million cash burn from operating activities excluding interest and debt retirement fees, $9 million in interest and debt retirement fees, $37 million in repaid principal offset by $15 million in net ATM proceeds; in the first quarter of 2023, cash burn from operating activities excluding interest and debt retirement fees was $32 million.
Gülsen Kama, chief financial officer at Bionano added, “Q1 2024 was an important quarter for the Company. Our operating expense and cash burn improved year-over-year as a result of the cost savings initiatives we announced in May and October 2023, and we expect to see continued improvement to both as a result of the reduction in force we announced in March 2024. We continue to work to reduce our expenditures as we pursue ways to extend our cash runway.”

Conference Call & Webcast Details

Date:	Wednesday, May 8th, 2024
Time:	4:30 p.m. ET
Participant Dial-In:	Toll Free: 1-833-630-1956 International: 1-412-317-1837
Webcast Link:	https://edge.media-server.com/mmc/p/5z343pph/
Participants may access a live webcast of the call on the Investors page of the Bionano website. A replay of the conference call and webcast will be archived on Bionano’s investor relations website at https://ir.bionano.com/ for at least 30 days.

1Non-GAAP gross margin and operating expense are non-GAAP financial measures. For a description of these non-GAAP financial measures, please refer to “Non-GAAP Financial Measures”, and for a reconciliation of non-GAAP cost of revenue and operating expense to cost of revenue and operating expense reported in accordance with GAAP, please refer to the financial tables accompanying this release.

About Bionano
Bionano is a provider of genome analysis solutions that can enable researchers and clinicians to reveal answers to challenging questions in biology and medicine. The Company’s mission is to transform the way the world sees the genome through OGM solutions, diagnostic services and software. The Company offers OGM solutions for applications across basic, translational and clinical research, and nucleic acid extraction and purification solutions using proprietary isotachophoresis (ITP) technology. Through its Lineagen, Inc. d/b/a Bionano Laboratories business, the Company also provides OGM-based testing for certain laboratory developed tests. The Company also offers an industry-leading, platform-agnostic software solution, which integrates next-generation sequencing and microarray data designed to provide analysis, visualization, interpretation and reporting of copy number variants, single-nucleotide variants and absence of heterozygosity across the genome in one consolidated view. For more information, visit www.bionano.com and www.bionanolaboratories.com .
Unless specifically noted otherwise, Bionano’s OGM products are for research use only and not for use in diagnostic procedures.
Non-GAAP Financial Measures
To supplement Bionano’s financial results reported in accordance with U.S. generally accepted accounting principles (GAAP), the Company has provided non-GAAP gross margin and non-GAAP operating expense in this press release, which are non-GAAP financial measures. Non-GAAP operating expense excludes from GAAP reported operating expense the following components as detailed in the reconciliation table accompanying this press release: costs directly attributable to the company restructuring, stock-based compensation, amortization of intangibles, change in fair value of contingent consideration and certain deal-related costs. Non-GAAP gross margin excludes from GAAP reported gross margin stock-based compensation and certain restructuring expense as detailed in the reconciliation table accompanying this press release.
Bionano believes that non-GAAP gross margin and non-GAAP operating expense are useful to investors and analysts as a supplement to its financial information prepared in accordance with GAAP for analyzing operating performance and identifying operating trends in its business. Bionano uses non-GAAP gross margin and non-GAAP operating expense internally to facilitate period-to-period comparisons and analysis of its operating performance in order to understand, manage and evaluate its business and to make operating decisions. Accordingly, Bionano believes these measures allow for greater transparency with respect to key financial metrics it uses in assessing its own operating performance and making operating decisions.
These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; and the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Likewise, the Company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by Bionano in this press release and the accompanying reconciliation table have limits in its usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
For a reconciliation of non-GAAP gross margin and non-GAAP operating expense to gross margin and operating expense reported in accordance with GAAP, please refer to the financial tables accompanying this release.

Forward-Looking Statements of Bionano Genomics
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “expect,” “may,” “plan,” “will” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our expectations regarding product uptake, revenue growth, market development and increased OGM adoption, including through publications highlighting the utility and applications of OGM; our growth prospects and future financial and operating results; the growth of our installed OGM system base; the sales of our flowcell consumables and the other expectations related thereto; our commercial expectations, including the potential to increase global adoption and utilization of OGM; the anticipated benefits and success of our collaboration efforts, including the opportunities offered by our anticipated collaborations with NVIDIA; continued research, presentations and publications involving OGM and its utility compared to traditional cytogenetics and our technologies; our ability to drive adoption of OGM and our technology solutions; our cost savings and strategic productivity initiative including the expected reduction in headcount and annualized operating expenses; and efforts to extend our cash runway. Each of these forward-looking statements involves risks and uncertainties. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include the risks and uncertainties associated with: the timing and amount of revenue we are able to recognize in a given fiscal period; the impact of adverse geopolitical and macroeconomic events, such as recent and potential future bank failures and the ongoing conflicts between Ukraine and Russia and Israel and Hamas, on our business and the global economy; general market conditions, including inflation and supply chain disruptions; changes in the competitive landscape and the introduction of competitive technologies or improvements to existing technologies; changes in our strategic and commercial plans; our ability to obtain sufficient financing to fund our strategic plans and commercialization efforts and our ability to continue as a “going concern”; the ability of medical and research institutions to obtain funding to support adoption or continued use of our technologies; study results that differ or contradict the results mentioned in this press release; and the risks and uncertainties associated with our business and financial condition in general, including the risks and uncertainties described in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2023 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACTS
Company Contact:
Erik Holmlin, CEO
Bionano Genomics, Inc.
+1 (858) 888-7610
eholmlin@bionano.com

Investor Relations:
David Holmes
Gilmartin Group
+1 (858) 888-7625
IR@bionano.com

BIONANO GENOMICS, INC
Condensed Consolidated Balance Sheet (Unaudited)
	(Unaudited)
	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$15,759,000	$17,948,000
Investments	12,561,000	48,823,000
Accounts receivable, net	8,313,000	9,319,000
Inventory	19,587,000	22,892,000
Prepaid expenses and other current assets	4,945,000	6,019,000
Restricted investments	24,446,000	35,117,000
Total current assets	85,611,000	140,118,000
Restricted cash	400,000	400,000
Property and equipment, net	25,279,000	23,345,000
Operating lease right-of-use asset	4,870,000	5,633,000
Financing lease right-of-use asset	3,453,000	3,503,000
Intangible assets, net	31,734,000	33,974,000
Other long-term assets	6,648,000	7,431,000
Total assets	$157,995,000	$214,404,000

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,844,000	$10,384,000
Accrued expenses	11,028,000	8,089,000
Contract liabilities	1,035,000	783,000
Operating lease liability	2,190,000	2,163,000
Finance lease liability	269,000	272,000
Purchase option liability (at fair value)	5,060,000	8,534,000
Convertible notes payable (at fair value)	29,080,000	69,803,000
Total current liabilities	58,506,000	100,028,000
Operating lease liability, net of current portion	2,755,000	3,590,000
Finance lease liability, net of current portion	3,575,000	3,585,000
Contingent consideration	10,250,000	10,890,000
Long-term contract liabilities	138,000	154,000
Total liabilities	75,224,000	118,247,000
Stockholders’ equity:
Common stock	6,000	5,000
Preferred Stock	—	—
Additional paid-in capital	695,411,000	677,337,000
Accumulated deficit	(612,630,000)	(581,208,000)
Accumulated other comprehensive income (loss)	(16,000)	23,000
Total stockholders’ equity	82,771,000	96,157,000
Total liabilities and stockholders’ equity	$157,995,000	$214,404,000

Bionano Genomics, Inc.
Condensed Consolidated Statement of Operations (Unaudited)
	Three Months Ended March 31,
	2024	2023
Revenue:
Product revenue	$6,828,000	$5,447,000
Service and other revenue	1,941,000	1,968,000
Total revenue	8,769,000	7,415,000
Cost of revenue:
Cost of product revenue	4,904,000	3,858,000
Cost of service and other revenue	1,041,000	1,487,000
Total cost of revenue	5,945,000	5,345,000
Operating expenses:
Research and development	9,779,000	13,937,000
Selling, general and administrative	19,536,000	25,976,000
Restructuring costs	4,632,000	—
Total operating expenses	33,947,000	39,913,000
Loss from operations	(31,123,000)	(37,843,000)
Other income (expenses):
Interest income	1,044,000	704,000
Interest expense	(122,000)	(76,000)
Other income (expense)	(1,239,000)	117,000
Total other income (expense)	(317,000)	745,000
Loss before income taxes	(31,440,000)	(37,098,000)
Provision for income taxes	18,000	(26,000)
Net loss	$(31,422,000)	$(37,124,000)

Bionano Genomics, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
	Three Months Ended March 31,
	2024	2023
GAAP gross margin:
GAAP revenue	$8,769,000	$7,415,000
GAAP cost of revenue	5,945,000	5,345,000
GAAP gross profit	2,824,000	2,070,000
GAAP gross margin %	32%	28%

Adjusted non-GAAP gross margin:
GAAP revenue	$8,769,000	$7,415,000
GAAP cost of revenue	5,945,000	5,345,000
Stock-based compensation expense	(128,000)	(146,000)
COGS restructuring	(11,000)	—
Adjusted non-GAAP cost of revenue	5,806,000	5,199,000
Adjusted non-GAAP gross profit	2,963,000	2,216,000
Adjusted non-GAAP gross margin %	34%	30%

GAAP operating expense
GAAP selling, general and administrative expense	$19,536,000	$25,976,000
Stock-based compensation expense	(1,716,000)	(2,379,000)
Intangible asset amortization	(1,792,000)	(1,792,000)
Change in fair value of contingent consideration	640,000	(789,000)
Loss on intangible asset impairment	(448,000)	—
Transaction related expenses	(91,000)	—
Adjusted non-GAAP selling, general and administrative expense	16,129,000	21,016,000
GAAP research and development expense	$9,779,000	$13,937,000
Stock-based compensation expense	(1,171,000)	(1,357,000)
Adjusted non-GAAP research and development expense	8,608,000	12,580,000
GAAP restructuring costs	$4,632,000	$—
Restructuring costs	(4,632,000)	—
Adjusted non-GAAP restructuring costs	—	—
Total adjusted non-GAAP operating expense	$24,737,000	$33,596,000